Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial data reflects Atlas Energy, L.P.’s (the “Partnership”) historical results as adjusted on a pro forma basis to give effect to (A) Atlas Resource Partners, L.P.’s (NYSE: ARP; “ARP”) acquisitions of (i) certain assets from Carrizo Oil & Gas, Inc. (NASDAQ: CRZO; “Carrizo”) on April 30, 2012 and the related issuance of 6.0 million common limited partner units in a private placement to partially fund the purchase price, (ii) certain proved reserves and associated assets from Titan Operating, L.L.C. (“Titan”) on July 25, 2012 for 3.8 million common limited partner units and 3.8 million convertible Class B preferred units of ARP, as well as $15.4 million in cash for closing adjustments, and (iii) DTE Gas Resources, LLC (“DTE”) for gross cash consideration of $257.4 million funded with borrowings under ARP’s revolving and term loan credit facilities; (B) (i) Atlas Pipeline Partners, L.P.’s (NYSE: APL; “APL”) December 20, 2012 acquisition from Cardinal Midstream, LLC (“Cardinal”) of 100% of the equity interests in three wholly-owned subsidiaries (the “Cardinal acquisition”), which includes a 60% interest in a joint venture, known as Centrahoma Processing, LLC (“Centrahoma”), of which the remaining 40% interest in Centrahoma is owned by MarkWest Oklahoma Gas Company, LLC (“MarkWest”), a wholly-owned subsidiary of MarkWest Energy Partners, L.P. (NYSE: MWE; “MWE”); (ii) the related issuance of 10.5 million of APL’s common limited partner units in a public offering to partially fund the purchase; (iii) the related issuance of $175.0 million of APL’s 6.625% senior unsecured notes due on October 1, 2020 (“6.625% Senior Notes”) to partially fund the purchase; and (iv) borrowings from APL’s senior secured revolving credit facility to fund the remaining purchase costs; and (C) (i) APL’s May 7, 2013 acquisition from TEAK Midstream, LLC (“TEAK”) of 100% of the outstanding member and other ownership interests of TEAK for $1.0 billion; (ii) the related issuance of 11.8 million of APL’s common limited partner units in a public offering to partially fund the purchase price; (iii) APL’s issuance of $400.0 million of its Class D convertible preferred units to partially fund the purchase price; and (iv) the related issuance of $400.0 million of APL’s 4.75% senior unsecured notes due on November 15, 2021 (“4.75% Senior Notes”) to partially fund the purchase price. The estimated adjustments to give effect to the acquisitions are described in the notes to the unaudited pro forma financial data.

The unaudited pro forma consolidated statements of operations information for the three months ended March 31, 2013 and the year ended December 31, 2012 assume the following transactions had occurred as of January 1, 2012. In addition, the pro forma consolidated balance sheet data as of March 31, 2013 reflects the following transactions as if they occurred on March 31, 2013:

•

the acquisition from Carrizo for gross cash consideration of $190.0 million, net of $3.0 million of purchase price reductions for working capital and other amounts, which was funded through (i) the private placement of approximately 6.0 million ARP common units at a negotiated purchase price of $20.00 per unit and (ii) borrowings of $67.5 million under ARP’s revolving credit facility;

•

the acquisition of Titan for 3.8 million ARP common units and 3.8 million ARP convertible Class B preferred units, as well as $15.4 million in cash for closing adjustments, which was funded through borrowings under ARP’s revolving credit facility;

•

the sale of 7.9 million of ARP’s common units for net proceeds of $174.5 million, the net proceeds of which were used to repay borrowings under ARP’s revolving credit facility prior to funding the cash consideration for the DTE acquisition;

•

the DTE acquisition for gross cash consideration of $257.4 million, including $2.4 million of adjustments for working capital, which was funded through borrowings of $179.8 million from ARP’s revolving credit facility and $77.6 from ARP’s term loan credit facility.

•

the issuance of ARP’s 7.75% senior unsecured notes due on January 15, 2021 (“7.75% Senior Notes”) for net proceeds of $268.3 million, which were used to repay all of the indebtedness and accrued interest outstanding under ARP’s term loan credit facility and a portion of that outstanding under ARP’s revolving credit facility.

•

the Cardinal acquisition for $598.3 million in cash, which was partially funded through (i) the issuance of 10.5 million of APL’s common limited partner units in a public offering; (ii) the issuance of $175.0 million of 6.625% Senior Notes; and (iii) borrowings under APL’s revolving credit facility.

•

the TEAK acquisition for $1.0 billion, which was partially funded through (i) the issuance of 11.8 million of APL’s common limited partner units in a public offering; (ii) the issuance of $400.0 million of APL’s Class D convertible preferred units to partially fund the purchase price; and (iii) the issuance of $400.0 million of APL’s 4.75% Senior Notes.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statements of operations were derived by adjusting the Partnership’s historical consolidated financial statements. However, management of the Partnership believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial data presented is for informational purposes only and is based upon available information and assumptions that management of the Partnership believes are reasonable under the circumstances. The allocation of the fair value of the assets acquired and liabilities assumed is based upon their estimated fair values, which are subject to adjustment and could change significantly as the Partnership continues to evaluate this preliminary allocation. This unaudited pro forma financial information is not necessarily indicative of what the financial position or results of operations of the Partnership would have been had the transactions been consummated on the dates assumed, nor are they necessarily indicative of any future operating results or financial position. The Partnership may have performed differently had the transactions actually occurred on the dates assumed.

Consolidated supplemental oil and gas disclosures as of December 31, 2012, which were presented inclusive of the Carrizo, Titan and DTE acquisitions, were included with the Partnership’s annual filing on Form 10-K for the year ended December 31, 2012 specifically in Item 8: Financial Statements and Supplementary Data — Footnote 21 “Supplemental Oil and Gas Disclosures (Unaudited)”.

In February 2012, the board of directors of the Partnership’s General Partner (“the Board”) approved the formation of ARP as a newly created exploration and production master limited partnership and the related transfer of substantially all of the Partnership’s exploration and production assets to ARP on March 5, 2012. The Board also approved the distribution of approximately 5.2 million ARP common units to the Partnership’s unitholders, which were distributed on March 13, 2012 using a ratio of 0.1021 ARP limited partner units for each of the Partnership’s common units owned on the record date of February 28, 2012. The distribution of ARP limited partner units represented approximately 20% of the common limited partner units outstanding at March 13, 2012.

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

MARCH 31, 2013

(in thousands)

(Unaudited)

		Historical
	Historical	TEAK	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,408	$8,074	$1,178,038	(a)	$23,496
			(174,024	) (b)
			(1,000,000	) (d)

Accounts receivable	203,919	12,570	—		216,489
Accounts receivable – related party	—	1,054	—		1,054
Current portion of derivative asset	19,160	—	—		19,160
Prepaid expenses and other	47,493	527	50,000	(d)	98,020

Total current assets	281,980	22,225	54,014		358,219

PROPERTY, PLANT AND EQUIPMENT, NET	3,657,898	207,088	83,030	(c)	3,948,016
INTANGIBLE ASSETS, NET	184,038	—	285,000	(c)	469,038
INVESTMENT IN JOINT VENTURE	86,242	174,465	(26,345	) (c)	234,362
GOODWILL, NET	351,069	—	272,335	(c)	623,404
LONG-TERM DERIVATIVE ASSET	6,583	—	—		6,583
OTHER ASSETS, NET	81,666	1,729	8,143	(a)	90,563
			754	(b)
			(1,729	) (c)

	$4,649,476	$405,507	$675,202		$5,730,185

LIABILITIES AND PARTNERS’ CAPITAL/MEMBERS’ INTEREST

CURRENT LIABILITIES:
Current portion of long-term debt	$8,861	$4,462	$(4,462	) (c)	$8,861
Accounts payable	130,118	17,173	—		147,291
Liabilities associated with drilling contracts	10,815	—	—		10,815
Accrued producer liabilities	114,057	—	—		114,057
Current portion of derivative liability	10,627	280	(280	) (c)	10,627
Current portion of derivative payable to Drilling Partnerships	8,665	—	—		8,665
Accrued interest	9,592	347	(347	) (c)	9,592
Accrued well drilling and completion costs	70,524	—	—		70,524
Accrued liabilities	60,681	625	50,000	(d)	111,306

Total current liabilities	423,940	22,887	44,911		491,738

LONG-TERM DEBT, LESS CURRENT PORTION	1,740,051	146,200	400,000	(a)	1,985,551
			(154,500	) (b)
			(146,200	) (c)

LONG-TERM DERIVATIVE LIABILITY	3,617	180	(180	) (c)	3,617
LONG-TERM DERIVATIVE PAYABLE TO DRILLING PARTNERSHIPS	670	—	—		670
DEFERRED INCOME TAXES, NET	30,249	—	—		30,249
ASSET RETIREMENT OBLIGATIONS AND OTHER	76,360	—	—		76,360

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL/MEMBERS’ INTEREST:
Common limited partners’ interests	433,320	—	(1,761	) (b)	431,559

Members’ interest	—	236,700	763,300	(c)	—
			(1,000,000	) (d)

Accumulated other comprehensive income (loss)	(1,964)	(460)	460	(c)	(1,964)

	431,356	236,240	(238,001)		429,595

Non-controlling interests	1,943,233	—	786,181	(a)	2,712,405
			(17,009	) (b)

Total partners’ capital/members’ interest	2,374,589	236,240	531,171		3,142,000

	$4,649,476	$405,507	$675,202		$5,730,185

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(in thousands)

(Unaudited)

		Historical
	Historical	TEAK	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$46,064	$—	$—		$46,064
Well construction and completion	56,478	—	—		56,478
Gathering and processing	420,087	24,589	—		444,676
Administration and oversight	1,085	—	—		1,085
Well services	4,816	—	—		4,816
Loss on mark-to-market derivatives	(12,083)	—	—		(12,083)
Other, net	5,655	(2,729)	84	(e)	3,010

Total revenues	522,102	21,860	84		544,046

COSTS AND EXPENSES:
Gas and oil production	15,216	—	—		15,216
Well construction and completion	49,112	—	—		49,112
Gathering and processing	351,741	20,235	—		371,976
Well services	2,318	—	—		2,318
General and administrative	40,658	1,575	—		42,233
Depreciation, depletion and amortization	51,666	1,920	5,612	(e)	59,198

Total costs and expenses	510,711	23,730	5,612		540,053

OPERATING INCOME (LOSS)	11,391	(1,870)	(5,528)		3,993
Interest expense	(25,810)	(2,176)	2,176	(f)	(29,834)
			(3,784	) (g)
			(240	) (h)

(Loss) gain on asset sales and disposal	(702)	269	—		(433)
Loss on early extinguishment of debt	(26,582)	—	—		(26,582)

NET LOSS BEFORE TAX	(41,703)	(3,777)	(7,376)		(52,856)
Income tax benefit	9	—	—		9

NET LOSS	(41,694)	(3,777)	(7,376)		(52,847)

Loss attributable to non-controlling interests	29,098	—	8,548	(i)	37,646

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	$(12,596)	$(3,777)	$1,172		$(15,201)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:
Basic	$(0.25)				$(0.30)

Diluted	$(0.25)				$(0.30)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:
Basic	51,369				51,369

Diluted	51,369				51,369

ATLAS ENERGY, L.P. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

(in thousands, except per unit data)

(Unaudited)

		For the Period from January 1 to April 30, 2012	For the Period from January 1 to July 25, 2012	For the Period from January 1 to December 20, 2012	For the Period from January 1 to December 20, 2012	For the Year Ended December 31, 2012
	Historical	Carrizo	Titan	DTE	Cardinal	Teak	Adjustments		Pro Forma
REVENUES:
Gas and oil production	$92,901	$6,878	$10,938	$53,060	$—	$—	$—		$163,777
Well construction and completion	131,496	—	—	—	—	—	—		131,496
Gathering and processing	1,219,815	—	—	—	66,062	27,353	197,773	(j)	1,511,003
Administration and oversight	11,810	—	—	—	—	—	—		11,810
Well services	20,041	—	—	—	—	—	—		20,041
Gain on mark-to-market derivatives	31,940	—	—	—	—	—	—		31,940
Other, net	13,440	—	68	(187)	1,769	(1,351)	337	(l)	14,076

Total revenues	1,521,443	6,878	11,006	52,873	67,831	26,002	198,110		1,884,143

COSTS AND EXPENSES:
Gas and oil production	26,624	4,278	4,470	21,295	—	—	—		56,667
Well construction and completion	114,079	—	—	—	—	—	—		114,079
Gathering and processing	1,009,100	—	—	—	26,175	22,728	197,773	(j)	1,255,776
Well services	9,280	—	—	—	—	—	—		9,280
General and administrative	165,777	—	3,284	7,091	5,719	4,167	(15,372	) (m)	149,191
							(21,475	) (n)
Chevron transaction expense	7,670	—	—	—	—	—	—		7,670
Depreciation, depletion and amortization	142,611	—	11,511	22,438	14,837	3,164	5,491	(o)	231,580
							69	(p)
							31,459	(l)

Asset impairment	9,507	—	—	—	—	—	—		9,507

Total costs and expenses	1,484,648	4,278	19,265	50,824	46,731	30,059	197,945		1,833,750

OPERATING INCOME (LOSS)	36,795	2,600	(8,259)	2,049	21,100	(4,057)	165		50,393
Interest expense	(46,520)	—	(1,683)	(5,565)	(2,955)	(4,849)	(551	) (q)	(112,258)
							(5,441	) (r)
							(265	) (s)
							(7,058	) (t)
							(836	) (u)
							551	(v)
							265	(v)
							7,058	(v)
							(21,314	) (w)
							7,804	(k)
							(29,395	) (x)
							(1,504	) (y)

Loss on asset sales and disposal	(6,980)	—	—	—	—	—	—		(6,980)
Loss on early extinguishment of debt	—	—	(810)	—	—	—	—		(810)

NET INCOME (LOSS) BEFORE TAX	(16,705)	2,600	(10,752)	(3,516)	18,145	(8,906)	(50,521)		(69,655)

Income tax expense (benefit)	176	—	—	—	845	—	(2,238	) (z)	(1,217)

NET INCOME (LOSS)	(16,881)	2,600	(10,752)	(3,516)	17,300	(8,906)	(48,283)		(68,438)
(Income) loss attributable to non-controlling interests	(35,532)	—	—	—	(993)	—	1,757	(l)	(8,429)
							10,764	(aa)
							15,575	(i)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON LIMITED PARTNERS	(52,413)	2,600	(10,752)	(3,516)	16,307	(8,906)	(20,187)		(76,867)

NET LOSS ATTRIBUTABLE TO COMMON LIMITED PARTNERS PER UNIT:

Basic	$(1.02)								$(1.50)

Diluted	$(1.02)								$(1.50)

WEIGHTED AVERAGE COMMON LIMITED PARTNER UNITS OUTSTANDING:

Basic	51,327								51,327

Diluted	51,327								51,327

ATLAS ENERGY, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	To reflect the net proceeds of (i) $388.5 million from APL’s public offering of 11.8 million common limited partner units at a price of $34.00 per unit; (ii) $397.6 million from the issuance of APL’s Class D Preferred Units; and (iii) the private placement of $400.0 million of APL’s 4.75% Senior Notes for $391.9 million proceeds net of $8.1 million finance costs; all of which were related to the financing of the TEAK acquisition.
(b)	To reflect the partial application of the $1,194.5 million of net proceeds from APL’s public offering of common limited partner units; the issuance of APL’s Class D Preferred Units; and the issuance of APL’s 4.75% Senior Notes for (i) the payment of $0.8 million deferred financing costs related to an amendment of APL’s revolving credit facility; (ii) payment of the $154.5 million outstanding balance on APL’s revolving credit facility and (iii) APL’s payment of $18.8 million of acquisition costs, including $10.6 million of commitment fees paid to certain banking institutions that committed to provide APL a senior bridge loan up to $372.5 million and/or a senior revolving credit facility of $325.0 million, as needed, if the necessary financing was not otherwise obtained for the TEAK acquisition. The acquisition costs were allocated between the common limited partners’ interests and non-controlling interests. The $18.8 million of acquisition related costs are not included in the pro forma income statements.
(c)	To reflect the preliminary purchase price allocation of the TEAK acquisition to the underlying assets and liabilities. The allocation of the fair value of the assets acquired and liabilities assumed is based upon their estimated fair values, which are subject to adjustment and could change significantly as APL continues to evaluate this preliminary allocation.
(d)	To reflect the TEAK acquisition for $1.0 billion, including funds held in escrow for the transaction.
(e)	To reflect incremental depreciation and amortization expense related to the fair value assessment of the assets acquired, in the TEAK acquisition, including the basis difference in the fair value of equity method investments acquired.
(f)	To reflect the adjustment to interest expense for TEAK’s repayment of debt from the net proceeds received on the sale of assets.
(g)	To reflect the adjustment to interest expense to partially finance the TEAK acquisition with the issuance of $400.0 million of APL’s 4.75% Senior Notes offset by the reduction in borrowings of $154.5 million on APL’s revolving credit facility at an interest rate of 2.5% with funds from APL’s 4.75% Senior Notes.
(h)	To reflect the amortization of deferred financing costs incurred related to (i) the issuance of APL’s 4.75% Senior Notes; and (ii) the amendment to APL’s revolving credit facility to provide for (a) the TEAK acquisition to be a permitted investment; (b) for the joint ventures owned by TEAK to not be required to be guarantors nor provide security interests in their assets; and (c) for the revision of the calculation of the compliance calculations.
(i)	To reflect the adjustment of non-controlling interests in the net income (loss) of APL as a result of the pro forma statement of operations adjustments previously noted. The allocation of APL net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests in APL.
(j)	To reclassify natural gas and liquids costs associated to the Cardinal acquisition revenues. Based upon APL’s portfolio of contracts, APL expects to report the revenues and costs under the acquired contracts on a gross basis. Under guidance in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 605 – Revenue Recognition, APL presents sales of natural gas, natural gas liquids and condensate and the related cost of goods sold as gross values on its consolidated statements of operations, based upon the assessment that APL acts as a “Principal” as defined by the ASC; while Cardinal presented revenues net of costs based upon the assessment that Cardinal acted as an “Agent”, as defined by the ASC. There is no impact on the reported net income (loss) as a result of this adjustment.
(k)	To reflect the adjustment to interest expense and other costs for Cardinal’s and TEAK’s repayment of debt from the net proceeds received on the sale of assets.
(l)	To reflect incremental depreciation and amortization expense related to the fair value assessment of the assets acquired, in the TEAK acquisition and the Cardinal acquisition, including a fair value assessment of the non-controlling interest in the property, plant and equipment and intangible assets and the basis difference in equity method investments.
(m)	To adjust earnings to exclude APL’s acquisition-related costs incurred related to the Cardinal acquisition.
(n)	To adjust earnings to exclude ARP’s acquisition-related costs incurred related to the Carrizo, Titan and DTE acquisitions.
(o)	To reflect ARP’s incremental depreciation, depletion and amortization expense, using the units-of-production method, related to the oil and natural gas properties acquired.

(p)	To reflect ARP’s incremental accretion expense related to $3.9 million of asset retirement obligations on oil and natural gas properties acquired.
(q)	To reflect ARP’s adjustment to interest expense to finance the $67.5 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of assets from Carrizo based on the interest rate of 2.5%.
(r)	To reflect ARP’s amortization of deferred financing costs incurred as a result of the Carrizo and DTE acquisitions related to ARP’s revolving credit facility and term loan credit facility over the remainder of the respective terms.
(s)	To reflect ARP’s adjustment to interest expense to finance the $18.8 million of borrowings under ARP’s revolving credit facility to partially fund the acquisition of Titan based on the interest rate of 2.5%.
(t)	To reflect ARP’s adjustment to interest expense resulting from borrowings of $75.4 million under ARP’s term loan credit facility and $18.3 million under ARP’s revolving credit facility, both of which were used by ARP to finance the DTE acquisition and related acquisition and financing costs, at a current interest rate of approximately 7.8%.
(u)	To reflect the amortization of deferred financing costs related to ARP’s 7.75% Senior Notes.
(v)	To reflect the adjustment to interest expense resulting from the retirement of ARP’s term loan credit facility and repayment of amounts outstanding under ARP’s revolving credit facility with proceeds from ARP’s 7.75% Senior Notes.
(w)	To reflect the adjustment to interest expense from the issuance of ARP’s 7.75% Senior Notes.
(x)	To reflect the adjustment to interest expense to (i) partially finance the Cardinal acquisition with the issuance of $175.0 million of APL’s 6.625% Senior Notes and the additional borrowings of $105.8 million on APL’s revolving credit facility at an interest rate of 2.46%, less the accretion of the $5.3 million premium received on the issuance of APL’s 6.625% Senior Notes and (ii) partially finance the TEAK acquisition with the issuance of $400.0 million of APL’s 4.75% Senior Notes offset by the reduction in borrowings of $154.5 million on APL’s revolving credit facility at an interest rate of 2.5% with funds from APL’s 4.75% Senior Notes.
(y)	To reflect the amortization of deferred financing costs incurred related to (i) the issuance of APL’s 6.625% Senior Notes; (ii) the issuance of APL’s 4.75% Senior Notes; (iii) the amendment to APL’s revolving credit facility to provide for the Cardinal acquisition to be a permitted investment and for Centrahoma to not be required to be a guarantor nor provide a security interest in its assets; and (iv) the amendment to APL’s revolving credit facility to provide for (a) the TEAK acquisition to be a permitted investment; (b) for the joint ventures owned by TEAK to not be required to be guarantors nor provide security interests in their assets; and (c) for the revision of the calculation of the compliance calculations.
(z)	To reflect APL’s income tax impact of the incremental depreciation and amortization expense recognized related to APL Arkoma, Inc., (previously known as Cardinal Arkoma, Inc.), a corporate subsidiary acquired through the Cardinal acquisition.
(aa)	To reflect the adjustment of non-controlling interests in the net income (loss) of ARP as a result of the pro forma statement of operations adjustments previously noted. The allocation of ARP net income (loss) to non-controlling interests is based upon the general partner’s and limited partners’ relative ownership interests subsequent to the transfer of assets to ARP on March 5, 2012, as well as required minimum distributions to preferred limited partners.